Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(701,848)
Unrealized Gain (Loss) on Market Value of Futures	6,853,487
Dividend Income	4,363
Interest Income	26,424
ETF Transaction Fees	1,050
Total Income (Loss)	$6,183,476

Expenses
General Partner Management Fees	$61,256
Professional Fees	5,203
Brokerage Commissions	1,682
Non-interested Directors' Fees and Expenses	651
Prepaid Insurance Expense	305
NYMEX License Fee	1,531
Total Expenses	$70,628
Net Income (Loss)	$6,112,848

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/16	$121,452,147
Withdrawals (300,000 Shares)	(5,562,940)
Net Income (Loss)	6,112,848

Net Asset Value End of Month	$122,002,055
Net Asset Value Per Share (6,300,000 Shares)	$19.37

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612